Registration Statement No. - 333-________________

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

               ____________________________________

                             FORM S-8
      Registration Statement Under the Securities Act of 1933

               ____________________________________

                        A.T. CROSS COMPANY
        (Exact name of issuer as specified in its articles)

          Rhode Island                         05-0126220
   (State or other jurisdic-                 (I.R.S. Employer
     tion of incorporation)                Identification No.)

                          One Albion Road
                        Lincoln, RI  02865
                          (401) 333-1200
        (Address, including zip code, and telephone number,
 including area code, of registrant's principal executive office)

                        A.T. Cross Company
                      Omnibus Incentive Plan
                     (Full Title of the Plan)

                        Tina C. Benik, Esq.
                        A.T. Cross Company
                          One Albion Road
                        Lincoln, RI  02865
                          (401) 333-1200

     (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                             Copy to:
                      Lynne Barry Dolan, Esq.
                       50 South Main Street
                  Providence, Rhode Island 02903
                           (401)421-1150

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

Approximate Date of Commencement of Proposed Sale to Public: From time to time after the effective date of this Registration
Statement.





                  CALCULATION OF REGISTRATION FEE
  ________________________________________________________________


  Title of
Each Class of                 Proposed       Proposed
 Securities      Amount       Maximum         Maximum      Amount of
    to be        to be     Offering Price    Aggregate     Registra-
 Registered    Registered   Per Share(*)   Offering Price  tion Fee


  Class A
Common Stock
 (par value
   $1.00)    1,100,000 shs.   $ 5.09375     $ 5,603,125   $ 1,479.23


______________________________________________________________________

  (*) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based on the average of the high and low prices of the Corporation's Class A Common Stock as reported by the American Stock Exchange on July 27, 2000.



STATEMENT REGARDING REGISTRATION OF ADDITIONAL SECURITIES UNDER
THE A.T. CROSS COMPANY OMNIBUS INCENTIVE PLAN

Incorporation by Reference.

    The shares being registered hereunder constitute additional shares reserved for issuance under the A.T. Cross Company Omnibus Incentive Plan ("the Plan"). A.T. Cross Company has heretofore registered the shares initially reserved for issuance under the Plan on Form S-8, Registration No. 333-66031, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). Form S-8, Registration No. 333-66031, is hereby incorporated by reference into this Registration Statement.



Exhibits.

    A list of the exhibits included as part of this Registration
Statement is set forth below:




                                                   SEQUENTIALLY
 EXHIBIT                                             NUMBERED
 NUMBER                 EXHIBIT                        PAGE

   5      Opinion of Lynne Barry Dolan, Esq.             6

 23.1     Consent of Deloitte & Touche LLP               7

 23.2     Consent of Lynne Barry Dolan, Esq.
          (included in Opinion filed as Exhibit 5).     N/A



                           SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 27th day of July, 2000.

                              A.T. CROSS COMPANY


                              By:     JOHN T. RUGGIERI
                                      John T. Ruggieri
                              Title:  Senior Vice President and
                                      Chief Financial Officer

    Each person whose signature appears below hereby constitutes and appoints David G. Whalen, Tina C. Benik and John T. Ruggieri, or any of them acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as the person or persons named above so acting deem(s) advisable.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


  Signature                Title              Date

BRADFORD R. BOSS            Chairman Emeritus           July 27, 2000
Bradford R. Boss            and Director

RUSSELL A. BOSS             Chairman of the Board       July 27, 2000
Russell A. Boss             and Director

DAVID G. WHALEN             President, Chief Executive  July 27, 2000
David G. Whalen             Officer and Director

JOHN E. BUCKLEY             Executive Vice President,   July 27, 2000
John E. Buckley             Chief Operating Officer
                            and Director

JOHN T. RUGGIERI            Senior Vice President and   July 27, 2000
John T. Ruggieri            Chief Financial Officer

GARY S. SIMPSON             Controller and Principal    July 27, 2000
Gary S. Simpson             Accounting Officer

TERRENCE MURRAY             Director                    July 27, 2000
Terrence Murray

GALAL P. DOSS               Director                    July 27, 2000
Galal P. Doss

                            Director
James C. Tappan

BERNARD V. BUONANNO, JR.    Director                    July 27, 2000
Bernard V. Buonanno, Jr.

H. FREDERICK KRIMENDAHL II  Director                    July 27, 2000
H. Frederick Krimendahl II